UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Suite 250, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08            Shareholder Director Nominations

On June 17, 2013, the board of directors of Comarco, Inc. (the “Company”) set August 22, 2013 as the date of its annual meeting of shareholders and the close of business on July 2, 2013, as the record date for determining the shareholders entitled to receive notice of and entitled to vote at the 2013 annual meeting of shareholders. In addition to this announcement, the Company will separately send notice and proxy materials to shareholders of record.

Because the date of our 2013 annual meeting is more than 30 days before the one-year anniversary of our 2012 annual meeting, we desire to inform our shareholders of the revised deadlines for the submission of shareholder proposals and director nominees for consideration at our 2013 annual meeting.

Proposals by shareholders and submissions by shareholders of director nominees for consideration at the 2013 annual meeting should be submitted in writing to the Company’s Corporate Secretary at: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630. For all proposals and nominations by shareholders to be timely, regardless of whether the proposals or nominations are intended for inclusion in the proxy statement for the 2013 annual meeting, a shareholder’s notice must be delivered to, or mailed and received by, the Company’s Corporate Secretary on or before the Company’s close of business on June 28, 2013. Any shareholder proposal or nomination delivered or received after the close of business on June 28, 2013 will be untimely and will not be properly brought before the 2013 annual meeting.

Proposals by shareholders and submissions by shareholders of director nominees must also comply with the procedures set forth in the Company’s Bylaws and, if intended for inclusion in the proxy statement, Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Item 8.01            Other Events

The disclosure in Item 5.08 above is incorporated by this reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: June 18, 2013	By:	/s/ ALISHA K. CHARLTON
Alisha K. Charlton Vice President and Chief Accounting Officer